ETHYL CORPORATION ANNOUNCES ARBITRATIONS

Richmond, VA, October 5, 2006--Ethyl Corporation, a wholly owned subsidiary of NewMarket Corporation (NYSE:NEU), recently filed a request for arbitration against a subsidiary of Innospec, Inc. This arbitration is related to a longstanding supply agreement that requires the Innospec subsidiary to supply Ethyl Corporation with tetraethyl lead (TEL) for resale by Ethyl in the United States. The request was filed pursuant to the rules of the London Court of International Arbitration. Ethyl filed this request because the Company believes that Innospec has violated the U.S. Supply Agreement by attempting to increase the price it charges Ethyl for TEL in the U.S.

After the commencement of the above arbitration, Ethyl Corporation received three requests for arbitration filed by three subsidiaries of Innospec, Inc. The Innospec requests were filed pursuant to the rules of the London Court of International Arbitration and involve longstanding marketing and supply agreements between Ethyl or its subsidiaries and subsidiaries of Innospec, Inc. for the sale of TEL outside of the U.S.. These requests for arbitration relate to the sales and marketing of methylcyclopentadienyl manganese tricarbonyl (MMT) by affiliates of Ethyl in certain markets outside of the U.S. Ethyl believes these claims have no merit. Ethyl will vigorously defend the cases and believes it will ultimately prevail in these arbitrations.

The management of NewMarket Corporation does not believe that the outcome of these arbitrations will be material to NewMarket.

NewMarket Corporation through its subsidiaries, Afton Chemical Corporation and Ethyl Corporation, develops, manufactures, blends, and delivers chemical additives that enhance the performance of petroleum products. From custom-formulated chemical blends to market-general additive components, the NewMarket family of companies provides the world with the technology to make fuels burn cleaner, engines run smoother and machines last longer.

Some of the information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although NewMarket's management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.

Factors that could cause actual results to differ materially from expectations include, but are not limited to: timing of sales orders; gain or loss of significant customers; competition from other manufacturers; resolution of environmental liabilities; changes in the demand for our products; significant changes in new product introduction; increases in product cost; the impact of fluctuations in foreign exchange rates on reported results of operations; changes in various markets; geopolitical risks in certain of the countries in which we conduct business; the impact of consolidation of the petroleum additives industry; and other factors detailed from time to time in the reports that NewMarket files with the Securities and Exchange Commission (SEC), including the risk factors in Item 1A, "Risk Factors" of our 2005 Annual Report on Form 10-K, which is available to shareholders upon request. Readers are urged to review and consider carefully the disclosure NewMarket makes in its filings with the SEC.

You should keep in mind that any forward-looking statement made by NewMarket in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect the company. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

FOR INVESTOR INFORMATION CONTACT:

David A. Fiorenza

Investor Relations

Phone: 804.788.5555

Fax: 804.788.5688

Email: investorrelations@newmarket.com